                   SECOND AMENDED AND RESTATED PROMISSORY NOTE


       This Second Amended and Restated Promissory Note (this "Agreement") is made and entered into as of the ___ day of May, 2000, by and among AEGIS COMMUNICATIONS GROUP, INC. (the "Company"), and MICHAEL G. SANTRY (the "Maker").

                                    RECITALS

         WHEREAS, the Company (formerly known as ATC Communications Group, Inc.) and the Maker previously entered into that certain Note dated September 16, 1997, in the original principal amount of $3,661,505.39, bearing interest and being payable to the order of the holder as therein provided, which such Note was amended by letter agreement between the Company and the Maker dated April 7, 1998 (as amended, the "Note").

         WHEREAS, the Note was secured by a Stock Pledge Agreement dated April 17, 1997 entered into between the Company and the Maker (the "Santry Pledge Agreement") relating to shares of common stock of the Company pledged by the Maker, and subsequently by a Stock Pledge Agreement dated September 16, 1997 entered into between the Company and Codinvest (the "Codinvest Pledge Agreement") relating to shares of common stock of Computer Integration Corp. pledged by Codinvest Limited, a British Virgin Islands corporation ("Codinvest") (the Note, the Santry Pledge Agreement, the Codinvest Pledge Agreement, and any and all other documents, instruments and agreements executed in connection with, or related to, the Note, the Santry Pledge Agreement and/or the Codinvest Pledge Agreement are collectively, the ("Loan Documents").

         WHEREAS, in July, 1998, the Maker paid one-half of the principal amount of the Note using proceeds of the sale of the Computer Integration Corp. shares pledged by Codinvest.

         WHEREAS, on April 30, 1999 the Note was further amended and restated ("The Amended and Restated Promissory Note") in the principal amount of $1,915,532.40 bearing interest and being payable to the order of the holder as therein provided.

         WHEREAS, the Amended and Restated Promissory Note was secured by an Amended Pledge Agreement dated April 30, 1999 between the Company and the Maker relating to shares of common stock of the Company owned by the Pledgor or received by the Pledgor in the exercise of options to acquire common stock of the Company and a security interest in a Note receivable dated January 1, 1999 owing to the Pledgor from Chartwell Partners, Ltd., as stated therein and Pledgor's limited partnership interest in Chartwell Partners, Ltd.

         WHEREAS, the Maker has leased space from the Company described as ___________________________________, and agreed to pay rent on such space in the amount of $___________ per month.

         WHEREAS, the Maker paid such rent in January and February, 2000, but has failed to pay the rent in subsequent months and is now delinquent on the rent for the months of March, April and May, which rent is currently due and owing.

         WHEREAS, the Maker has purchased office furniture from the company by sale dated ____________ in the amount of $13,_______., which amount has not been paid and is currently due and owing.

         WHEREAS, the Maker has made a claim against the Company in the amount of $__________ for business expenses related to the Company and requested reimbursement for same.

         WHEREAS, as further consideration for the restatement and amendment of the note, the Company agrees to pay and the Maker agrees to accept $25,000 in full and complete release of the Maker's claim for reimbursement of the business expenses aforesaid and to execute a Satisfaction of all claims against the Company. The payment of said funds shall be in the form of an offset of monies owed by the Maker as set forth in the Second Amendment to the Note herein.

         WHEREAS, the Company and Maker have agreed to make certain amendments to certain Loan Documents, and both parties, for good and valuable consideration, are willing to enter into this Agreement upon the terms and conditions set forth.

                                   AGREEMENTS

         NOW, THEREFORE, for and in consideration of the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Maker hereby covenant and agree as follows:

       1. AMENDMENT TO NOTE. The note is hereby amended to read in its entirety as follows:

                  $1,9__,___.__                   September 16, 1997

         The undersigned (the "Maker") unconditionally promises to pay to the order of Aegis Communications Group, Inc. (the "Company") at 7880 Bent Branch Dr., Suite 1650, Irving, TX 75063, or such other address given to the Maker by the Company, in lawful money of the United States of America, and as hereinafter provided, the principal amount of One Million Nine Hundred ___________________________and __/100 Dollars $1,9__,___.__), or as much thereof as may be outstanding from time to time, together with interest on the principal amount from time to time remaining unpaid hereunder from the date hereof until maturity at the rate of interest which shall from day-to-day equal the lesser of (a) seven percent (7%) per annum or (b) the Maximum Rate. All past due principal and interest on this Note shall bear interest from maturity hereof until paid at a rate per annum which shall from day-to-day equal to the lesser of (a) ten percent (10%) or (b) the Maximum Rate.

         The term "Maximum Rate", as used herein, shall mean, with respect to the holder hereof, the maximum nonusurious interest rate, if any, that at any time, or from time to time, may be contracted for, taken, reserved, charged, or received on the indebtedness evidenced by this Note under the laws which are presently in effect of the United States and the State of Texas applicable to such holder and such indebtedness or, to the extent permitted by law, under such applicable laws of the United States and the State of Texas, which may hereinafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         On or before June 30, 2000, the Maker shall pay to the Company $_________________, which amount has been determined by the accounting set forth in Exhibit A to this document.

         Thereafter, the Maker shall make payments of interest only accrued on the principal then due and owing in installments on or before the last day of the month of September and December, 2000. All principal and remaining accrued but unpaid interest shall be due and payable on March 31, 2001.

         The Maker shall have the right and privilege of prepaying all or any part of this Note at any time without notice, premium or penalty and all amounts prepaid shall be applied first to the payment of accrued interest and the balance remaining, if any, shall be applied to the reduction of the principal.

         If the Maker fail to make the payment due on June 30, 2000, he shall immediately vacate the premises presently sublet to him by the Company and return possession of the premises to the Company and shall likewise remit all furnishings owned by the Company which were the subject of the sale to Maker without further legal action to obtain such property real and personal.

         If the Maker fails to make payment as set forth herein on or before June 30, 2000 the Company shall have the right without further action or notice to the Maker to take back twenty-five per cent (25%) of the Maker's options to purchase common stock of the Company or in the alternative the Maker shall transfer such option to purchase shares of common stock of the Company to the Company. The Maker shall execute any and all documents necessary to such transfer.

         If the Maker fails to make payment as set forth herein on or before September 30, 2000 the Company shall have the right without further action or notice to the Maker to take back an additional twenty-five per cent (25%) of the Maker's options to purchase common stock of the Company or in the alternative the Maker shall transfer such option to purchase shares of common stock of the Company to the Company. The Maker shall execute any and all documents necessary to such transfer.

         If the Maker fails to make payment as set forth herein on or before December 31, 2000 the Company shall have the right without further action or notice to the Maker to take back an additional twenty-five per cent (25%) of the Maker's options to purchase common stock of the Company or in the alternative the Maker shall transfer such option to purchase shares of common stock of the Company to the Company. The Maker shall execute any and all documents necessary to effect such transfer.

         If the common stock of the Company reaches a value of Two and 50/100 Dollars prior to March 31, 2001, the Maker shall then be required to exercise his option contracts to purchase shares and shall immediately purchase 200,000 shares of stock at that price. The entire net proceeds from such sale shall be paid immediately to the Company to reduce the principal owed by the Maker.

         If the common stock of the Company reaches a value of Three and 50/100 Dollars prior to March 31, 2001, the Maker shall then be required to exercise his option contracts to purchase shares and shall immediately purchase 200,000 shares of stock at that price. The entire net proceeds from such sale shall be paid immediately to the Company to reduce the principal owed by the Maker.

         Should the Maker fail to make payment of the entire amount of interest and principal required herein on or before March 30, 2001, the Company shall be entitled to foreclose on all of the security pledged hereunder and to further pursue any and all of its legal remedies without limit against the Maker.

         This Note shall become immediately due and payable, at the option of the holder hereof, without presentment or demand or any notice to the Maker or any other person obligated hereon, upon the occurrence of any of the following events (collectively, "Events of Default"): (a) default in the payment of performance of any liability or obligation hereunder of the Maker to the holder of this Note and such default shall continue for fifteen (15) days, including any default in the performance of any obligation of the Maker under the Santry Pledge Agreement, as amended on the date of this Agreement; (b) Maker shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator, (ii) file a voluntary petition in bankruptcy, admit in writing that Maker is unable to pay Maker's debts as they become due or generally not pay Maker's debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against Maker in any bankruptcy, reorganization or insolvency proceeding, or (vi) take action to effect any of the foregoing.

         Upon an Event of Default, and at any time thereafter, at the option of the holder of this Note, any or all of the principal hereof and accrued, but unpaid interest, shall become immediately due and payable without presentment or demand or any notice to the Maker or any other person obligated thereon and the Company shall have and may exercise with reference to the collateral any or all the rights and remedies of a secured party under the Uniform Commercial Code as adopted and as amended in the State of Texas, and as otherwise granted herein or under any law or under any other agreement executed by the Maker. In the event that an Event of Default occurs in connection with the payment of the Note at maturity, regardless of how such default or maturity occurs, Maker may seek, among other permitted courses of action, the preservation, enforcement, foreclosure or other similar sale or disposition of any security interest or other liens anytime hereafter securing the payment of the indebtedness evidenced by this Note, and no attachment, execution, or other writ of process shall be sought, issued or levied against any assets, properties or funds of Maker as such.

         No waiver by the Company of any of its rights or remedies hereunder or under any other document evidencing or securing this note or otherwise shall be considered a waiver of any other subsequent right or remedy of the Company; no delay or omission in the exercise or enforcement by the Company of any rights or remedies shall ever be construed as a waiver of any right or remedy of the Company; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of the Company.

         If this Note is collected by suit or through any probate or bankruptcy court, or any judicial proceeding, or if this Note is not paid at maturity, however such maturity may be brought about, and it is placed in the hands of an attorney for collection, then the Maker agrees to pay all costs and expenses of collection including, but not limited to, court costs and attorney's fees of the holder hereof.

         The Maker and all sureties, endorsers and guarantors of this Note jointly and severally waive notice of default, demand, presentment for payment, notice of non-payment, notice of intent to accelerate, notice of acceleration, protest, notice of protest, and all other notices, filing of suit and diligence in collecting this Note or enforcing any of the security herefor and agree to any substitution, exchange or release of any of such security or the release of any party primarily or secondarily liable hereto and further agree that it will not be necessary for any holder herefor, in order to enforce payment by them of this Note, to first institute suit or exhaust its remedies against the Maker or others liable herefor, or to enforce its rights against any security herefor, and consent to any extensions or postponements or time of payment of this Note or any other indulgences with respect hereto, without notice thereof to any of them.

         Notwithstanding anything contained in this Note to the contrary, the Company shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on this Note, any amount in excess of the amount permitted and calculated at the Maximum Rate, and, in the event the Company ever receives, collects or applies as interest any amount in excess of the amount permitted and calculated at the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Maker and the Company shall, to the maximum extent permitted under applicable law; (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of this Note.

         THIS NOTE IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS. EXCEPT TO THE EXTENT THAT THE LAWS OF THE UNITED STATES MAY APPLY TO THE TERMS HEREOF, THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS NOTE. IN THE EVENT OF A

      DISPUTE INVOLVING THIS NOTE OR ANY OTHER INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, THE UNDERSIGNED IRREVOCABLY AGREES THAT VENUE FOR SUCH DISPUTE SHALL LIE IN ANY COURT OF COMPETENT
      JURISDICTION IN DALLAS COUNTY, TEXAS.

         NO ORAL AGREEMENTS. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         2. REFERENCES. All Loan Documents are hereby amended and modified in a manner consistent with the amendments contained herein. All references to the Note and the other Loan Documents referenced in the Note or any other Loan Document shall be deemed to be the Note and the Loan Documents, as amended hereby.

         3. MAKER ACKNOWLEDGEMENTS. The Maker hereby acknowledges and agrees that (a) all of the provisions of the Loan Documents, including all representations and warranties, are in full force and effect; (b) the liens created and evidenced by the Loan Documents (as amended hereby) are valid and existing liens of the recited dignity and priority; (c) the Loan Documents are not in default; (d) the legal and equitable ownership of the collateral pledged by the Maker is vested solely in the Maker and (e) the Maker has full power and authority to execute and deliver the Agreement.

         4. RATIFICATION. Except as expressly modified and amended in this Agreement, all of the terms, provisions and conditions of the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect and are incorporated herein by reference.

         5. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument.

         6. SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns. The Company may assign its rights and/or obligations hereunder without any consent from Maker. The Maker, however, may assign its rights and/or obligations hereunder only after obtaining the prior written consent of the Company.

         7. EFFECT. This Agreement amends, restates and replaces, but does not extinguish the indebtedness evidenced by that certain Promissory Note, dated September 16, 1997, in the original, principal amount of Three Million Six Hundred Sixty-One Thousand, Five Hundred Five and 39/100 Dollars ($3,661,505.39), executed by Maker, payable to the order of ATC Communication Group, Inc. or the Amended and Restated Promissory Note dated April 30, 1999 in the amount of One Million Nine Hundred Fifteen Thousand Thirty-Two and 40/100 Dollars ($1,915,032.40) executed by Maker, payable to Aegis Communications Group, Inc.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


                                      MAKER:



                                      --------------------------------------
                                      Michael G. Santry

                                      Address:  5950 Berkshire Lane
                                                Suite 1650
                                                Dallas, TX 75225


                                      COMPANY:

                                      Aegis Communications Group, Inc.

                                      By:
                                         -----------------------------------
                                      Its
                                         -----------------------------------

                                      Address: 7880 Bent Branch Drive
                                               Suite 150
                                               Irving, TX 75063

                                    EXHIBIT A


Accrued but unpaid interest on the Note
for the period October 1, 1999 through June 30, 2000.         $ 104,000.86

Rent for the subleased space for the months
of March, April, May and June.                                $  31,010.30

Purchase price of the office furniture
owned by the Company and in possession of the Maker.          $  13,080.00

Settlement of Business Expense Claim                          $ (25,000.00)


                                      Total Due               $ 123,091.16